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                                    EXHIBIT 21.1

                          Subsidiaries of Adams Golf, Inc.
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                  COMPANY NAME*                  JURISDICTION OF INCORP./ORGAN.        TYPE OF ENTITY
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
1.       Adams Golf Holding Corp.                            Delaware                       Corp.
2.       Adams Golf GP Corp.                                 Delaware                       Corp.
3.       Adams Golf Management Corp.                         Delaware                       Corp.
4.       Adams Golf Direct Response, Ltd.                     Texas                  Limited Partnership
5.       Adams Golf, Ltd.                                     Texas                  Limited Partnership
7.       Adams Golf IP, L.P.                                 Delaware                Limited partnership
8.       Supershafts, Inc.                                    Texas                         Corp.


*        None of the Subsidiaries listed does business under a name other than its actual name.
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